                                                                    Exhibit 10.4

                                                                  EXECUTION COPY

                             DEPOSITARY AGREEMENT

                                                                  August 7, 1997

Citibank, N.A.
120 Wall Street
13th Floor
New York, NY 10043

Attention of Issuer Services

                         FCTR, Inc. - Commercial Paper
                         -----------------------------

Ladies and Gentlemen:

          This will confirm the arrangements made with you (the "Depositary") by
                                                                 ----------
the undersigned, FCTR, Inc. ("Finco"), whereby you have agreed to act as depositary for safekeeping of certain short-term promissory notes of Finco (the "Commercial Paper Notes") and as issuing and paying agent on behalf of Finco in
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connection with the issuance and payment of the Commercial Paper Notes, and to undertake certain obligations as described below on behalf of holders, from time to time (the "Holders"), of the Commercial Paper Notes. The Depositary has advised the undersigned that it has arranged for The Depository Trust Company ("DTC") to act as its sub-agent for certain purposes of this Agreement.
  ---

          The Commercial Paper Notes will be issued on the terms and subject to the conditions set forth herein and pursuant to the Liquidity Agreement dated as of the date hereof among Finco, as Borrower, certain financial institutions as Liquidity Lenders and Citibank, N.A., as the Liquidity Agent for the Liquidity Lenders (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Liquidity
                                                              ---------
Agreement").  All capitalized terms used herein and not otherwise defined herein
---------
shall have the meanings set forth for such terms in Annex A to the Liquidity Agreement.

          The Holders of Commercial Paper Notes will be entitled to the benefits of this Agreement, the Liquidity Agreement and the Collateral Agreement

          This Agreement will govern your rights, powers and duties as such Depositary, issuing and paying agent and, in certain circumstances, as agent with respect to the Commercial Paper Notes issued pursuant to this Agreement. No implied covenants shall be read into this Agreement against you. You shall have no liability to Finco, Leasco, TRS, any Liquidity Lender or any Holder for the performance of any of the terms of the Liquidity Agreement except as expressly provided herein.

          SECTION 1. Establishment of Accounts; Proceeds of Commercial Paper
                     -------------------------------------------------------
Notes.  For the purposes of this Agreement and the Liquidity Agreement you have
-----
established, in the name of Finco for the exclusive benefit of the Holders, from time to time, of the outstanding Commercial Paper Notes, a segregated trust account at Citibank, N.A. in its corporate trust department, Account No. 102876 (being referred to herein and in the Liquidity Agreement as the

 "Commercial Paper Account") over which you shall have exclusive dominion and control and the sole right of withdrawal. All proceeds of the sale on any day of Commercial Paper Notes issued hereunder shall be deposited by you in the Commercial Paper Account to the extent necessary to provide for the payment of unpaid matured Commercial Paper Notes or Commercial Paper Notes maturing on such day, whether or not presented to the Depositary for payment. Provided that no Amortization Event has occurred, the proceeds in excess of the amount required to pay unpaid matured Commercial Paper Notes or Commercial Paper Notes maturing on such day, whether or not presented to the Depositary for payment, shall be remitted to the Agent on such day. All funds at any time on deposit in the Commercial Paper Account shall be held in trust by you for the exclusive benefit of the Holders in accordance with the terms of this Agreement; and no application shall be made of such funds except to repay advances by you made pursuant to Section 5 hereof or to pay matured Commercial Paper Notes in accordance with the terms hereof. Finco shall have no legal, equitable or beneficial interest in the Commercial Paper Account. You agree to give Finco, the Liquidity Agent, the Rating Agencies and the Dealers immediate notice if you receive written notice that the Commercial Paper Account or any funds on deposit in the Commercial Paper Account have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process.

          SECTION 2. Commercial Paper Notes Delivered for Safekeeping.  (a)  At
                     -------------------------------------------------
any time and from time to time during the term of this Agreement Finco may deliver to your Commercial Paper Unit, Commercial Paper Notes in substantially the form of Exhibit A to this Agreement (the "Certificated Notes") which shall
                                              ------------------
be consecutively numbered and bear such other identification as Finco may deem appropriate and shall be manually signed or signed in facsimile in such manner as is acceptable to you on behalf of Finco by an Authorized Representative (as defined below) of Finco (notwithstanding whether such person shall thereafter cease to be an Authorized Representative), but shall otherwise be incomplete. The Depositary shall not have any responsibility to Finco to determine by what means a facsimile signature may have been affixed to the Commercial Paper Notes or to determine whether any facsimile signature or manual signature is genuine or if such facsimile signature or manual signature resembles the specimen signature on file with the Depositary. Each Commercial Paper Note (including any Master Note (as defined below)), or group of Commercial Paper Notes at one time, delivered to you shall be accompanied by a letter from Finco identifying the Commercial Paper Note or Commercial Paper Notes transmitted therewith, and you shall acknowledge receipt of such Commercial Paper Note or Commercial Paper Notes on the copy of such letter or some other form of written receipt deemed appropriate by you and Finco at the time of delivery to you of such Commercial Paper Note or Commercial Paper Notes. Pending the issuance of Commercial Paper Notes as provided in Section 3 hereof, all Commercial Paper Notes delivered to
                     ---------
you shall be held by you for the account of Finco for safekeeping in accordance with the Depositary's customary practices. Finco shall bear the sole risk of wastage of Certificated Notes as a result of administrative or operational errors during the process of their completion pursuant to this Agreement, other than errors attributable to the Depositary's gross negligence or wilful misconduct. Finco shall maintain with the Depositary at all times a supply of Certificated Notes sufficient to enable the Depositary to perform the operations contemplated by this Agreement. The Depositary shall forward to Finco the original and all copies of any spoiled, mutilated, or incorrectly completed Certificated Note, properly canceled.


          (b) Prior to the issuance of any Commercial Paper Notes, Finco will furnish to you, and from time to time hereafter may furnish to you a certificate substantially in the form of Exhibit B hereto (hereinafter called an "Incumbency
                                                                      ----------
Certificate") of the Secretary or an Assistant Secretary of Finco, identifying
-----------
and certifying the incumbency and specimen signatures of (i) the officers or agents ("Authorized Signatories") of Finco authorized to execute Commercial
         ----------------------
Paper

                                      -2-
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Notes (including the Master Notes) on behalf of Finco, and (ii) the officers or agents ("Authorized Representatives") of Finco who are otherwise
                     --------------------------
authorized to act and give instructions and notices on behalf of Finco hereunder. Until you receive a subsequent Incumbency Certificate, or unless a Designated Person (as defined below) shall have actual knowledge of the lack of authority of any individual, you shall be entitled to rely on the last such Incumbency Certificate delivered to you for purposes of determining Authorized Signatories and Authorized Representatives.

          (c) Prior to the issuance of any Commercial Paper Notes, and from time to time thereafter as you choose, you shall deliver to Finco a certificate, substantially in the form of Exhibit C hereto (a "Depositary Authorization Letter"), of an officer of the Depositary, identifying and certifying the incumbency and specimen signatures of (i) persons ("Authenticating Representatives") who are authorized to give receipt for and, in the case of Certificated Notes, complete, authenticate and deliver Commercial Paper Notes and (ii) persons ("Designated Persons") who are otherwise authorized to act on
                   ------------------
behalf of the Depositary hereunder and to give and receive notices and instructions on its behalf hereunder. Until Finco receives a subsequent Depositary Authorization Letter or written notice from the Depositary to the contrary, Finco shall be entitled to rely on the last such Depositary Authorization Letter delivered to Finco for purposes of determining Authenticating Representatives and Designated Persons.

          SECTION 3.  Issuance of Commercial Paper Notes.  (a)  From time to
                      -----------------------------------
time during the term of this Agreement, and upon your timely receipt of written (including electronically transmitted writings) or telephonic instructions (subject to written confirmation, in the case of telephonic instructions, as provided in paragraph (b) of this Section 3) in respect of any Commercial Paper
            -------------
Note, not later than 1:00 p.m. (New York City time) on the date of issuance thereof from an Authorized Representative, you shall: (i) in the case of Certificated Notes, withdraw designated Commercial Paper Notes from safekeeping and, in accordance with the instructions received, take the following action with respect to each such Certificated Note:

          (A) date each such Certificated Note the date of issuance thereof (which shall be on a Business Day) and insert (x) the maturity date thereof (which shall be a Business Day and which shall not be later than (1) three Business Days prior to the earlier of the Scheduled Liquidity Commitment Termination Date in effect on the date of issuance thereof and (2) the 58th day following the date of issuance thereof), and (y) the face amount (which shall be at least $100,000 and an integral multiple of $1,000 thereafter) thereof in figures, strike the word "Bearer" and insert the name, address and taxpayer identification number of the payee thereof;

          (B) authenticate each such Certificated Note by countersigning it for authentication in the space provided thereon;

          (C) deliver each such Certificated Note to the Dealer specified in such instructions, or to the applicable Holder if any, designated by such Dealer for the account of such Dealer against receipt of payment of the amount set forth in the instructions of Finco delivered in respect thereof as provided in Section 4 hereof; and
                    ---------

          (D) send a copy of each such Certificated Note to Finco, and upon request therefor, to the Liquidity Agent and the Agent on or promptly following the date of issuance thereof; and

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

          (ii) in the case of Book Entry CP Notes (as defined below), enter an issuance instruction (a "Book Entry Issuance Instruction") in the Book
                              -------------------------------
     Entry System of DTC in accordance with the Book Entry Procedures (as defined in Section 6 hereof), which instruction shall provide the issuance information set forth in clause (i) above with respect to such Book Entry CP Notes and specify the party to whom such Book Entry CP Notes shall be issued.

          (b) Notwithstanding the foregoing, no Commercial Paper Note shall be issued hereunder if,

          (i) Finco and the Depositary have received instructions then in effect from the Liquidity Agent (copies of which will also be sent to the Dealers), given in accordance with Section 2.01 of the Liquidity Agreement not to issue or deliver Commercial Paper Notes because (1) Finco shall have terminated the Aggregate Liquidity Commitment pursuant to Section 3.03 of the Liquidity Agreement, (2) the Aggregate Liquidity Commitment is otherwise terminated in whole for any reason in accordance with the Liquidity Agreement, (3) the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Commercial Paper Account are or have become subject to any stay, writ, judgment, warrant or attachment, execution or similar process; provided, however, that if any such stay,
                                   --------  -------
     writ, judgment, warrant of attachment, execution or similar process is removed or dismissed, Finco may recommence the issuance and sale of Commercial Paper Notes, or (4) any other condition precedent to issuance in
     Section 2.02 of the Liquidity Agreement shall not have been met,

          (ii) after giving effect to such issuance and the use of the proceeds thereof, the sum of Aggregate Outstanding CP and the aggregate principal amount of Liquidity Advances Outstanding (less any amounts on deposit at such time in the Collateral Account set aside for the repayment of the principal of Liquidity Advances) would exceed the Aggregate Liquidity Commitment,

          (iii) after giving effect to such issuance and the use of proceeds thereof, the sum of Aggregate Outstanding CP and the aggregate principal amount of Liquidity Advances Outstanding (less any amounts on deposit at such time in the Collateral Account set aside for the repayment of the principal of Liquidity Advances) would exceed the Borrowing Base,

          (iv) such issuance is otherwise prohibited by the Liquidity Agreement or any other Related Document, or

          (v) you shall have received notice that any condition precedent specified in Section 2.02 of the Liquidity Agreement with respect to such issuance has not been satisfied.

In this connection the Agent will provide you at the opening of business on each such day of issuance with a report as to the aggregate principal amount of all Liquidity Advances Outstanding and interest accrued thereon and the Borrowing Base or any change in any of such amounts, and satisfaction of the conditions precedent referred to in clause (v) above, and at the time of delivering or issuing Commercial Paper Notes you may rely on the last such report so received in determining the amount of Commercial Paper Notes that may then be issued. In addition, if the Agent is unable to obtain such information electronically from the Depositary or the Dealer and the Agent has requested such notification, you shall notify the Agent on each day of the Outstanding amount of Commercial Paper Notes as reflected by your records. The Depositary shall make such information electronically or otherwise available to the Agent and the Liquidity Agent. If any information required to be provided by the Agent hereunder is not available to the Agent, Finco agrees to provide such information to the Agent to the extent Finco possesses such information.

          (c) No Commercial Paper Note will be authenticated and delivered, and no Book Entry Issuance Instruction shall be given, by you unless you shall have received, in your reasonable judgment, complete instructions from an Authorized Representative as to the matters specified above in clause (i)(A) and, in the case of Certificated Notes as specified above in clause (i)(C) of paragraph (a) of this Section 3. Any instructions given to you by an Authorized Representative to authenticate and deliver Certificated Notes or to enter a Book Entry Issuance Instruction hereunder shall constitute a representation and warranty on the part of Finco that the issuance of such Commercial Paper Notes will not violate or contravene any applicable law, rule, regulation, order or contractual agreement binding upon Finco (including, as appropriate and without limitation, any securities law or law pertaining to investment companies or any other of any court, governmental agency or regulatory authority) and will be in conformity with the terms of the Liquidity Agreement.

          (d) Notwithstanding any instructions received by you from an Authorized Representative, you shall not deliver Commercial Paper Notes or enter any Book Entry Issuance Instruction on any date pursuant to such instructions if a Designated Person shall receive by 9:00 a.m. (New York City time) on such date instructions from the Liquidity Agent pursuant to Section 2.01(a) of the Liquidity Agreement instructing the Depositary not to deliver Commercial Paper Notes or to enter Book Entry Issuance Instructions, which instructions may be specific with respect to a particular issue of Commercial Paper Notes or may be general and applicable to all Commercial Paper Notes issued or to be issued after receipt of such instructions, until such instructions from the Liquidity Agent are revoked or superseded by further instructions from the party originally giving the same.

          (e) Any telephonic or electronic instructions given to you by an Authorized Representative shall be confirmed in writing or electronically by such Authorized Representative within twenty-four hours after the same are received by you, and you shall incur no liability for acting in accordance with any such telephonic instructions reasonably believed by you in good faith to have been given by an Authorized Representative.

          SECTION 4.  Delivery of Commercial Paper Notes.  (a)  No Certificated
                      -----------------------------------
Note shall be delivered by you to any Dealer or the applicable investor except against payment therefore. A Certificated Note shall be deemed delivered against payment for purposes of this Section 4 if the net proceeds of such Certificated Note are received by you in immediately available funds at the time of your delivery of such Certificated Note to any Dealer or the applicable Holder or if, at the time you deliver such Certificated Note to such Dealer or such Holder you receive such Dealer's receipt for the delivery in customary form. In accordance with the custom in the commercial paper market, delivery of such receipt shall obligate such Dealer to deliver or cause to be delivered to you the purchase price of such Certificated Notes in immediately available funds prior to your close of business on such day. Should you deliver any Certificated Notes against receipt as provided in the second sentence of this
Section 4 you shall have no responsibility or liability for the credit risks involved in your delivery of such Certificated Notes to those persons who shall be designated by an Authorized Representative or for the failure of such persons to effectuate payment therefore as herein contemplated. It is understood that, as a matter of bookkeeping convenience, the Depositary may credit the Commercial Paper Account with the proceeds of Commercial Paper Notes prior to its actual receipt of final payment therefore and that such bookkeeping credits may be reflected on the Depositary's books, and otherwise, as "immediately available funds" or "same day funds" or by some other similar characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon the Depositary's receipt of final payment and may be reversed by the Depositary to the extent that such final payment is not received. Finco agrees to indemnify and hold the Depositary harmless from any loss which the Depositary may incur as a result of the failure of any purchaser to remit payment in full for any Commercial Paper Notes (other than any loss or expense resulting from the gross negligence or wilful misconduct of the Depositary) and, without limiting the generality of the foregoing, Finco agrees that, immediately upon notification from the Depositary of failure of a purchaser to remit payment, Finco shall reimburse the Depositary in immediately available funds any amount credited to Finco in anticipation of receipt of such payment plus any applicable overdraft fees and interest thereon for each day such proceeds remain unreimbursed. The overdraft charges and rate of interest payable by Finco to the Depositary shall be that provided for either (i) under arrangements with respect to overdraft advances in effect at the time between Finco and the Depositary or (ii) if no such arrangements are then in effect, in the Depositary's standard fee schedule for overdrafts.

          (b) For purposes of this Section 4, payment for any Commercial Paper Notes shall not be irrevocable and final until the Depositary shall have received from or on behalf of the account of the purchaser of such Commercial Paper Notes immediately available funds which under applicable law and rule are irreversible, which are not subject to any security interest, levy or other encumbrance enforceable against the Depositary or Finco, and which are specifically applicable or determined by the Depositary to be applicable to the payment of such Commercial Paper Notes. A debit by the Depositary to any account of a person to whom or for whose account such Commercial Paper Notes shall have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by the Depositary of immediately available, irreversible and unencumbered funds.

          (c) At the close of business on each Business Day on which Commercial Paper Notes are issued or mature, you shall prepare a written statement containing, or otherwise make electronically available, the following information: (i) the aggregate face amount and issue price of all discount Commercial Paper Notes issued on that Business Day and the principal amount of and the interest on interest bearing Commercial Paper Notes issued on that Business Day, which statement shall include the serial number, in the case of Certificated Notes, or the CUSIP number, in the case of Book Entry CP Notes, issue date, maturity date and face amount thereof; and (ii) the aggregate face amount and issue price of all Commercial Paper Notes outstanding and the aggregate principal amount and the interest rate of all Commercial Paper Notes outstanding at the close of business on such day. You shall furnish such information electronically or otherwise to Finco, the Liquidity Agent and the Agent on that day and at such other times as Finco, the Liquidity Agent or the Agent may from time to time reasonably request. To the extent that a written statement is the method of providing information, a copy of each statement referred to above and each Certificated Note issued shall be sent by you by either telecopy or overnight delivery service to Finco, the Liquidity Agent and the Agent at their address specified herein, no later than the following Business Day.

          SECTION 5.  Payment of Commercial Paper Notes at Maturity.  (a)  Each
                      ----------------------------------------------
matured Commercial Paper Note presented to you for payment on any Business Day prior to the standard window closing time (as established by the rules of the New York Clearing House Association in effect from time to time) on such Business Day, shall be paid on the same day in accordance with the provisions of paragraph (b) of this Section 5. Each matured Commercial Paper Note presented to you for payment on any Business Day after such time shall be paid on the next succeeding Business Day in accordance with the provisions of paragraphs (b) and (c) of this Section 5.


          (b) You shall pay each matured Commercial Paper Note presented to you for payment prior to the close of business on any Business Day from funds available for such payment in the Commercial Paper Account (including funds from Commercial Paper Notes issued or to be issued on that day). If a Commercial Paper Deficit exists on any given day on which a Commercial Paper Note is scheduled to mature by its terms, you shall give notice thereof to the Agent, not later than 11:15 a.m. (New York City time) on such date, and you shall, and Finco hereby irrevocably authorizes you to, as attorney-in-fact of Finco, by delivering a Borrowing Request to the Liquidity Agent or instructing the Agent to deliver a Borrowing Request to the Liquidity Agent (with a copy to Finco) for a Borrowing consisting of Refunding Advances, irrevocably request, not later than 12:00 noon (New York City time) on the date of a proposed Borrowing, that a Borrowing be made in an aggregate principal amount (subject to the immediately following sentence) equal to the sum of (i) the excess of (A) the Commercial Paper Deficit over (B) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from amounts available therefore in the Collateral Account that are designated for payment of maturing Commercial Paper Notes and (ii) all amounts required to reimburse yourself for any advances made by you on any matured Commercial Paper Note pursuant to paragraph (d) of this Section 5. In accordance with and subject to the terms of the Liquidity Agreement, the proceeds of any Refunding Advance shall be remitted to the Commercial Paper Account not later than 2:00 p.m. (New York City time) on the date of the requested Borrowing. You shall apply the proceeds of any Refunding Advance obtained by you first to reimburse yourself
                                                  -----
for any advances made by you on any matured Commercial Paper Note pursuant to paragraph (d) of this Section 5 and second to the payment of the Commercial
                                    ------
Paper Notes in respect of which the Refunding Advances were obtained.

          (c) If a Commercial Paper Deficit continues to exist you shall cease paying matured and maturing Commercial Paper Notes until such time as the Agent shall instruct you otherwise; it being understood that the purpose of such delay is to permit an equitable distribution of funds allocated to the Holders pursuant to the Collateral Agreement to be made pro rata according to the face amount of all outstanding Commercial Paper Notes (as may be adjusted as determined by the Agent to compensate Holders for accrued interest to reflect delay in payment) rather than first to the earliest maturing Commercial Paper Notes.

          (d) If at the time any Commercial Paper Note is presented to you for payment there are insufficient funds on deposit and available in the Commercial Paper Account (after giving effect to transfers thereto, if any, from the Collateral Account and from the Liquidity Banks in the form of Refunding Advances in accordance with paragraph (b) or (c) of this Section 5) to pay such Commercial Paper Note in full, you shall be entitled, but not required, to pay such Commercial Paper Note out of your personal assets before your close of business that day and you shall thereupon be deemed and treated as the holder of such Commercial Paper Note and shall be entitled to receive payment for such Commercial Paper Note (from the proceeds of Refunding Advances or from any other source available in accordance with the Collateral Agreement for the payment of Commercial Paper Notes). Finco shall pay you interest, upon your demand, on the amount paid by you to the holder of such Commercial Paper Note at a rate per annum equal to your corporate base rate in effect from time to time during the period from but excluding the date of payment made by you to and including the day you are reimbursed for such amount. Unless you are reimbursed for such amount by Finco prior to your making demand for payment of such Commercial Paper Note, you shall promptly make demand for payment of such Commercial Paper Note.

          (e) Certificated Notes paid in full by you shall be canceled and held by you in safekeeping for disposition in accordance with written instructions to you by Finco. Unless Finco instructs you otherwise, you shall dispose of such Certificated Notes in accordance with your usual procedure.

          SECTION 6.  Book Entry Commercial Paper Notes.  (a)  Finco may elect
                      ---------------------------------
to make the Commercial Paper Notes eligible for the book entry commercial paper program of DTC, in which case:

          (i) Finco will instruct the Depositary in writing to issue book entry Commercial Paper Notes ("Book Entry CP Notes") through DTC instead of, or
                              -------------------
     in addition to, issuing certificated Commercial Paper Notes as herein provided;

          (ii) the Depositary will prepare for execution by Finco and the Depositary DTC's current form Letter of Representations (the "Letter"), a
                                                                   ------
     copy of which is attached hereto as Exhibit D;

          (iii) Finco will provide to the Depositary for submission with the Letter a copy of the information memorandum for Finco's commercial paper program under which the Commercial Paper Notes are issued by the Depositary pursuant to this Agreement; and

          (iv) the Depositary will deliver the Letter to DTC's Legal Department and will return to Finco a copy of the Letter after it has been received and accepted by DTC.

The Depositary is authorized and directed to issue and settle through DTC Book Entry CP Notes in accordance with the applicable rules and procedures established by DTC and the Depositary for the issuance and settlement of book entry notes upon receipt by the Depositary of written instructions pursuant to clause (i) of the immediately preceding sentence.  DTC's procedures with respect
----------
to the issuance of book entry notes (the "Book Entry Procedures"), among other
                                          ---------------------
things, currently provide that issuance of Book Entry CP Notes with a maturity date on a holiday on which DTC is scheduled to be closed for settlement services is not acceptable for deposit into DTC's CP Program. In the event there is any delay in the issuance of Book Entry CP Notes resulting from Finco's instructions to the Depositary providing for the issuance of Book Entry CP Notes to mature on DTC holidays, the Depositary shall not be liable to Finco or any beneficial owner of a Book Entry CP Note. Each Book Entry CP Note issued and distributed through DTC upon the instruction of a Designated Person from an Authorized Representative shall constitute Finco's representation and warranty that such Book Entry CP Note is a legal, valid and binding obligation of Finco.

          (b) Once the Commercial Paper Notes have been accepted by DTC for DTC's commercial paper program and prior to the issuance and distribution of any Book Entry CP Notes, Finco will deliver (i) the Depositary, as custodian for DTC, the Master Note certificate (the "Master Note") with respect to Book Entry
                                       -----------
CP Notes issued at a discount from face value to be paid at maturity and with respect to Book Entry CP Notes issued in interest bearing form (in the form of Exhibit E hereto), duly executed on behalf of Finco by the manual or facsimile signature of an Authorized Representative to evidence Book Entry CP Notes to be issued and distributed through DTC by the Depositary on behalf of Finco (and the obligation of Finco to provide for provide for payment of such Book Entry CP Notes at their respective maturities) and (ii) to the

Depositary, copies of all agreements entered into by Finco required by DTC for participation in DTC's book entry commercial paper program. The Depositary shall record on the schedule attached to the Master Note each change in the face amount of outstanding Book Entry CP Notes or, in the case of interest bearing Book Entry CP Notes the principal amount and the interest rate thereon represented thereby and the maturity dates thereof.

          (c) In accordance with DTC's book entry commercial paper program, the Depositary shall obtain from the CUSIP Service Bureau a written list of CUSIP numbers for the Book Entry CP Notes that will be issued through DTC as provided in the Letter, and the Depositary shall deliver such list to DTC. The Depositary shall instruct the CUSIP Service Bureau to bill Finco for the fee or fees payable to CUSIP Service Bureau for such list of CUSIP numbers for book entry Commercial Paper Notes. The CUSIP numbers, as required by DTC's commercial paper program, will be assigned to Finco's Book Entry CP Notes upon issuance and used to identify Finco's outstanding Book Entry CP Notes in DTC's book entry system.

          (d) On and after the date when the Commercial Paper Notes become eligible for DTC's book entry commercial paper program, the Depositary shall execute all instructions from Finco to issue Commercial Paper Notes by, subject to the provisions of Section 3 of this Agreement, issuing and delivering only
                     ---------
Book Entry CP Notes through DTC, except where the Depositary has been specifically instructed in writing by Finco to complete and deliver one or more Certificated Notes.

          (e) In the event and on each occasion that Finco agrees with a Holder that holds Book Entry CP Notes (a "Book Entry Holder") to prepay such Book Entry
                                   -----------------
Holder's Book Entry CP Notes on deposit with DTC prior to the scheduled maturity of such Book Entry CP Notes, Finco shall make arrangements with such Book Entry Holder and the Depositary for the delivery through the DTC system by the DTC participant holding such Commercial Paper Notes to the Depositary's designated account at DTC for payment.

          (f) Finco may for any reason discontinue its participation in DTC's book entry commercial paper program with respect to the Commercial Paper Notes at any time upon not less than ten days' prior written notice to the Depositary (with copies of such notice to the Dealers). In the event Finco shall discontinue its participation in DTC's book entry commercial paper program, or DTC shall discontinue its services with respect to the Book Entry CP Notes, Finco and the Depositary shall cooperate in taking appropriate action, including without limitation, if necessary, delivery of one or more Certificated Notes to any DTC participant having Book Entry CP Notes credited to its DTC account. In the event of such discontinuance of Finco's participation in DTC's commercial paper program as herein described, and upon delivery of Certificated Notes in respect of all Book Entry CP Notes represented by the Master Note, the Depositary shall destroy such Master Note and provide Finco with a duly executed certificate of destruction with respect to such Master Note. Upon notice by Finco to the Depositary of the discontinuance of Finco's participation in DTC's book entry program with respect to the Commercial Paper Notes in respect of all Book Entry CP Notes represented by the Master Note, the Depositary shall destroy such Master Note and provide Finco with a duly executed certificate of destruction with respect to such Master Note. Notice by Finco to the Depositary of the discontinuance of Finco's participation in DTC's book entry program with respect to the Commercial Paper Notes shall not constitute notice of termination of the Depositary's duties as issuing and paying agent for Certificated Notes under this Agreement.

          (g) All references in this Agreement to "Commercial Paper Notes" shall apply to and shall include any Book Entry CP Notes issued hereunder by Finco. Any reference in this

Agreement to authentication, completion and delivery of the Commercial Paper Notes shall, in the context of Book Entry CP Notes, be deemed to mean issuance of Commercial Paper Notes in accordance with DTC's and the Depositary's rules and procedures with respect to the Book Entry CP Notes and any reference to presentation of Commercial Paper Notes for payment shall, in the context of Book Entry CP Notes, be deemed to mean the procedure undertaken by DTC to make a demand for payment from Finco (through the Depositary) of matured Book Entry CP Notes. References in this Agreement to "Holders" of the Commercial Paper Notes shall, in the context of Book Entry CP Notes, refer to the beneficial owners of such Book Entry CP Notes, except that in the case of payment of Book Entry CP Notes by the Depositary, the term "Holder" shall be deemed to refer to Cede & Co. Upon payment of all outstanding Book Entry CP Notes represented by a Master Note, and upon request by Finco, the Depositary shall destroy such Master Note, and provide Finco with a duly executed certificate of destruction with respect to such Master Note.

          SECTION 7.  Inspection of Documents by Holders of Commercial Paper
                      ------------------------------------------------------
Notes.  You shall keep a fully executed or conformed copy of the Liquidity
------
Agreement, the Collateral Agreement and this Agreement (together with all amendments, modifications, supplements, waivers and consents made or given with respect thereto), on file at your Corporate Trust Department at Citibank, N.A., 120 Wall Street, New York, New York 10043. Finco agrees to provide to you a copy of all such documents promptly following their execution. You shall permit reasonable inspection to be made of such documents during normal business hours by any Holder or by any officer, employee or agent of such Holder, provided that the person purporting to be such Holder establishes to your satisfaction that he is in fact such Holder and, in cases where inspection is sought to be made by a person purporting to be an officer, employee or agent of such Holder, that such person submits evidence satisfactory to you of his authority to make such inspection on behalf of such Holder.

          SECTION 8.  Expenses and Indemnity.  Finco agrees:
                      -----------------------

          (a) to pay to you from time to time reasonable compensation for all services rendered by you hereunder, including for the issuance of Book Entry CP Notes through DTC, and to reimburse you for expenses, disbursements and advances, in each case as mutually agreed upon;

          (b) to indemnify you for, and hold you harmless from and against, any and all losses (except your loss of profit), liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, reasonable out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees, but excluding costs and expenses attributable solely to administrative overhead) arising out of, in connection with, or resulting from, the exercise of your rights and/or the performance of your duties, by you or by your agents and employees, hereunder; provided, however, that Finco shall
                                            --------  -------
not be liable to indemnify you for, or hold you harmless from, damage, cost and expense resulting from or attributable to your gross negligence or wilful misconduct or that of your officers, employees or agents. The foregoing indemnity includes, but is not limited to, any action taken or omitted to be taken by you upon telephonic instructions (authorized herein) received by you from, or believed by you in good faith to have been given by, the proper person or persons; provided further that any claims arising hereunder shall be limited by the provisions of Section 20 hereof.

          SECTION 9.  Representations and Warranties.  In addition to any other
                      -------------------------------
representations and warranties on the part of Finco contained herein, Finco hereby represents and warrants to you that its entry into this Agreement, and your appointment by Finco as Depositary and issuing and paying agent and, in certain circumstances, as agent with respect to the Commercial

Paper Notes, have been duly authorized by all necessary corporate action on the part of Finco and will not violate, breach or contravene any law, rule, regulation, order, contract or agreement binding upon Finco. In addition, Finco represents and warrants, and each instruction to issue Commercial Paper Notes will constitute a representation and warranty, that the issuance of the Commercial Paper Notes, including, if the Commercial Paper Notes become eligible for deposit as book entry only in DTC's commercial paper program, the issuance of Book Entry CP Notes and the execution of any instruments or documents required by DTC in connection therewith, has been duly and validly authorized by all necessary corporate action, and that the Commercial Paper Notes, when completed, countersigned and delivered pursuant hereto, will constitute Finco's legal, valid and binding obligation and will be in conformity with the terms of the Liquidity Agreement. You hereby represent and warrant that your acceptance of your appointment as issuing and paying agent and depositary have been duly authorized by all necessary action on your part.

          SECTION 10.  Term and Termination.  (a)  The term of this Agreement
                       ---------------------
(except for the provisions of Sections 8, 19 and 20 which shall survive indefinitely and the provisions of Section 17, which shall survive for the period set forth therein) shall extend from the date hereof and shall end on the earliest of:

          (i) the date on which all Commercial Paper Notes and Liquidity Advances have been repaid and the Aggregate Liquidity Commitment has terminated subject to the conditions set forth in paragraph (d) of this
     Section 10; and

          (ii) the date of termination specified in any termination notice given pursuant to paragraph (b) of this Section 10.

          Any Commercial Paper Notes outstanding on the date of any termination of this Agreement pursuant to paragraphs (a) or (b) of this Section 10 shall nevertheless remain valid obligations of Finco, and the provisions of this Agreement shall continue to be applicable with respect to the payment of such Commercial Paper Notes to the same extent as if this Agreement had not terminated.


          (b) Either you or Finco may terminate this Agreement and the authority granted to you herein, at any time upon not less than thirty Business Days' prior written notice given to the other parties specifying the termination date hereof (which shall not occur on the date of maturity of any Commercial Paper Notes nor the Business Day next preceding any such date). Notwithstanding the preceding sentence, no termination of this Agreement shall take effect until a successor Depositary has been duly appointed, unless all outstanding Commercial Paper Notes have been paid in full and no amounts are due to Holders of Commercial Paper Notes. If no successor Depositary has been appointed within thirty days of the resignation of the Depositary, the Depositary may petition a court of competent jurisdiction to appoint a successor Depositary. No successor Depositary may be appointed, however, if such appointment shall result in the withdrawal or reduction of any rating assigned to the Commercial Paper Notes. Upon the termination of this Agreement under paragraph (a) of this Section or this paragraph (b), you shall promptly deliver to Finco or your successor, if one is appointed, all Commercial Paper Notes (including any Master Note) then held by you hereunder for Finco's account for safekeeping, against receipt by Finco or such successor, and shall cause to be deposited in the Collateral Account, upon advice to Finco, the Liquidity Agent and the Agent, all funds, if any, then on deposit in, or otherwise to the credit of, the Commercial Paper Account.

          (c) No Commercial Paper Notes shall be delivered to you by Finco for safekeeping or issuance hereunder nor shall any Certificated Notes be authenticated or delivered to any Dealer or any holder or any Book Entry Issuance Instruction be issued by you upon the termination of this Agreement and the authority granted to you herein.

          (d) Notwithstanding any termination of this Agreement, the Depositary (or the successor Depositary if one has been appointed) shall maintain the Commercial Paper Account until the earlier of the first anniversary of the date of termination of this Agreement and the date on which the Commercial Paper Notes have been paid in full and apply any amounts in the Commercial Paper Account to repay Commercial Paper Notes as they mature. Pending disbursement of such amounts to repay maturing Commercial Paper Notes, the Depositary or the Agent, as the case may be, shall invest such amounts in Eligible Investments designated in writing by Finco which mature not later than the anticipated date or dates on which Commercial Paper Notes mature, such written designation to certify that the requested investment constitutes an Eligible Investment and matures at the time required by this sentence. Any investment earnings on Eligible Investments shall be released to Finco after payment in full of all Commercial Paper Notes Outstanding.

          SECTION 11.  Amendments and Modifications.  (a)  No amendment,
                       -----------------------------
modification, termination or waiver of any provision of this Agreement shall be effective unless (i) the same shall be in writing and signed by all of the parties hereto and consented to in writing by the Dealers, the Liquidity Agent and the Agent, and (ii) S&P and Moody's have confirmed in writing that their respective ratings on the Commercial Paper Notes will not be lowered or withdrawn as a result of any such amendment, modification, termination or waiver. No such amendment, modification, termination or waiver shall, as evidenced by opinion of counsel delivered to the Depositary upon which it may conclusively rely, adversely affect the rights of the Holder or Holders of any Commercial Paper Notes outstanding at the time of such amendment, modification, termination or waiver unless consented to in writing by such Holder or Holders.

          (b) Contemporaneously with any amendment, modification, termination or waiver of any provision of the Liquidity Agreement, the Collateral Agreement or any other Related Document, Finco shall give notice to you summarizing such action and shall furnish you with a fully executed and conformed copy of such amendment, modification, waiver or consent. No amendment of any of the foregoing agreements which could reasonably be expected to materially adversely affect your rights, duties or powers hereunder shall be effective against you without your prior consent.

          SECTION 12.  Notices.  Except where telephonic instructions or notices
                       --------
are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to any party hereunder shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below, or at any other address or facsimile number, as the case may be, as such party may notify to the other parties hereto in accordance with the provisions of this Section 12. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

          If to the Depositary:

          CITIBANK, N.A.
          120 Wall Street
          13th Floor
          New York, NY 10043

          Attention of:  Jenny Cheng
          Telephone:  (212) 412-6185
          Telecopier: (212) 480-1615

          If to Finco:

          FCTR, INC.
          1560 Broadway
          Suite 1800
          Denver, CO 80202

          Attention of:  General Counsel
          Telephone:
          Telecopier:

          If to the Agent:

          CITICORP USA, INC.
          399 Park Avenue
          10th Floor
          New York, NY 10043

          Attention of:
          Telephone:
          Telecopier:

          If to the Liquidity Agent:

          CITIBANK, N.A.
          120 Wall Street
          13th Floor
          New York, NY 10043

          Attention of: Jenny Cheng
          Telephone:  (212) 412-6185
          Telecopier: (212) 480-1615

          If to the Dealers:

          CITICORP SECURITIES, INC.
          399 Park Avenue
          7th Floor
          New York, NY 10043

          Attention of:  Don Donahue
          Telephone:(212) 291-7845
          Telecopier:(212) 291-3910

          and

          LEHMAN BROTHERS INC.
          3 World Financial Center
          12th Floor
          New York, NY 10285

          Attention of:  Commercial Paper Product Management
          Telephone:  (212) 526-2069
          Telecopier:  (212) 528-6925

          If to S&P:

          STANDARD & POOR'S RATINGS GROUP
          26 Broadway, 15th Floor
          New York, NY 10004

          Attention of Asset Backed Surveillance Department

          Telephone:  (212) 208-8000
          Telecopier: (212) 412-0225

          If to Moody's:

          MOODY'S INVESTORS SERVICE, INC.
          99 Church Street
          New York, NY 10007

          Attention of ABS Monitoring Department
          Telephone:  (212) 553-0300
          Telecopier: (212) 553-4600

          SECTION 13.  Binding Effect; Assignment.  This Agreement shall be
                       ---------------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party hereto may assign any of its rights or obligations hereunder (other than in connection with the appointment of a successor Depositary under Section 10) except with (i) the prior written consent of all parties hereto and (ii) the prior written confirmation of S&P and Moody's that their respective rating of the Commercial Paper Notes will not be lowered or withdrawn.

          SECTION 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
                       --------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 15.  Execution in Counterparts.  This Agreement may be
                       --------------------------
executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 16.  Headings.  Section headings used in this Agreement are
                       ---------
for convenience only and shall not affect the construction of this Agreement.

          SECTION 17.  No Petition.  You, in your capacity as Depositary hereby
                       ------------
covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper Notes, you will not institute against, or join any other Person in instituting against, Finco or Leasco, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that you take action in violation of this Section 17, Finco agrees, for the benefit of the Holders, that it shall file, or cause Leasco to file, an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by you against Finco or Leasco or the commencement of such action and raise the defense that you have agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 17 shall survive the termination of this Agreement, and your resignation or removal as Depositary and issuing and paying agent.

          SECTION 18.  Duties and Responsibilities.  (a)  It is understood that
                       ----------------------------
you are acting as agent of the Holders solely to the extent that you are holding and applying funds in the

Commercial Paper Account, as provided in this Agreement on behalf of the holders from time to time of the Commercial Paper Notes. Neither you nor any of your officers, directors, employees or agents shall be liable for any action taken or omitted to be taken by you or them hereunder except for acts of gross negligence or wilful misconduct by your officers, employees or agents. Neither the Depositary nor its officers or employees shall be required to ascertain whether any issuance or sale of Commercial Paper Notes (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which Finco is a party (whether or not the Depositary is a party to such other agreement). You undertake to perform such duties and only such duties as are set forth in this Agreement and no implied covenants shall be read into this Agreement against you. The Depositary shall also not be liable for any action taken, or any failure to take any action in connection with this Agreement or the services provided hereunder or otherwise to fulfill its obligations in connection with this Agreement, in the event and to the extent that the taking of such action or such failure arises out of or is caused by mechanical breakdown, computer or system failure or other failure of equipment, failure or malfunctioning of any communications media, or any cause outside of the control of the Depositary, provided that the Depositary undertakes to use reasonable efforts to cure any such failure or breakdown of the Depositary's equipment. It is understood by Finco that provision of services under this Agreement is dependent upon the availability to the Depositary and Finco of telecommunication facilities provided by third party vendors and that the Depositary cannot warrant such availability.

          (b) You shall incur no liability in acting within the scope of this Agreement on any notice or instruction, telephonic or written, given hereunder which a Designated Person believes in good faith to have been given by an Authorized Representative or by the Liquidity Agent or the Agent; nor shall you in so acting assume or be deemed to have assumed any responsibility for the propriety of any transaction effected by you under, or the compliance of any such transaction with the Liquidity Agreement or any Related Document. Your countersignature of any Commercial Paper Note shall be for authentication purposes only and neither you nor any person countersigning on your behalf shall have any liability on any Commercial Paper Note.

          (c) You may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, Commercial Paper Note or other instrument, paper or document reasonably believed by you to be genuine. You shall not be liable for acting upon any telephone communication authorized by this Agreement which you believe in good faith to have been given by Finco. You may record telephone communications with Finco.

          (d) Anything in this Agreement to the contrary notwithstanding in no event shall you, or any of your directors, officers, employees or agents, be liable under this Agreement to Finco or any third party for indirect, special, punitive, incidental or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to you, or any such director, officer, employee or agent.

          (e) You may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, offered or omitted by you hereunder in good faith and in reliance thereon.

          (f) You shall not be required to advance, expend or risk your own funds or otherwise incur or become exposed to financial liability in the performance of your duties hereunder, notwithstanding any course of conduct or practice that you may have engaged in, and no party or any holder of Commercial Paper Notes may rely on the continued existence of such course of conduct or practice.

          (g) You in your individual or any other capacity, may become the owner or pledgee of Commercial Paper Notes or a participant in the credit provided under the Liquidity Agreement and may otherwise transact banking or trust business with any of the parties with the same rights as you would have if you were not acting hereunder.

          (h) Except as otherwise expressly provided herein, whenever, in the administration of this Agreement, you shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate of an Authorized Representative, and such certificate shall be full warranty to you for any action taken, suffered or omitted under the provisions of this Agreement to the extent you have in reasonable good faith relied thereon.

          (i) Except as otherwise provided herein, the Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, including, without limitation, DTC, or attorneys; provided, however, that the Depositary shall not be responsible for the acts
--------  -------
of DTC but shall be responsible for other agents and attorneys selected or appointed by the Depositary. Finco hereby acknowledges the interest of DTC in the Commercial Paper Notes and Certificated Notes. The Depositary shall be under no liability for interest on any moneys received by the depositary hereunder except as the Depositary may agree with Finco to pay thereon.

          SECTION 19.  No Recourse.  Notwithstanding any other provision of this
                       ------------
Agreement, the obligations of Finco under this Agreement (a) are solely the corporate obligations of Finco and (b) shall be payable in the order and priority set forth in Sections 2.01 and 5.02(b), as applicable, of the Collateral Agreement. Such obligations shall be due and payable to the extent that Finco's assets are sufficient to pay such obligations, and no recourse shall be had for the payment of any amount owing in respect to Section 8 hereof or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any Dealer or, except as otherwise provided under the Related Documents, against any shareholder, employee, officer, director or incorporator of Finco. For purposes of this Section 19, the term "Dealer" shall mean and include all Affiliates thereof; provided,
                                                                 --------
however, that neither the Depositary nor Finco shall be considered to be an
-------
Affiliate of any Dealer for purposes of this Section 19; provided, further, that
                                                         --------  -------
the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent action or omissions taken by them. No claims of the Depositary (whether under the cited provision or otherwise) arising under or in connection with this Depositary Agreement are intended to be impaired or waived by this Section 19.

          SECTION 20.  Merger or Consolidation.  Any corporation or other entity
                       ------------------------
into which the Depositary may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any Person or entity succeeding to the corporate trust or agency business of the Depositary, shall be the successor of the Depositary hereunder (without relieving the Depositary of its responsibilities hereunder if it survives such merger, conversion, consolidation or succession) without the execution or filing of any paper or any further act on the part of any party hereto, anything to the contrary notwithstanding; provided, however,
                                                            --------  -------
that (a) upon the request of Finco, the Agent or the Liquidity

Agent, such corporation, entity or successor shall execute an assumption agreement providing for the assumption by such corporation, entity or successor of the rights and obligations of the Depositary in a form reasonably satisfactory to Finco, the Agent and the Liquidity Agent and (b) the Depositary shall give the Rating Agencies written notice of such merger, conversion, consolidation or succession.

          SECTION 21.  Amortization Event.  If the Depositary shall have been
                       -------------------
notified by Finco, the Liquidity Agent, any Liquidity Lender or the Agent that an Amortization Event shall have occurred, the Depositary shall notify the Liquidity Agent and the Agent in writing as soon as possible upon payment in full of all Outstanding Commercial Paper Notes or the receipt of funds in the amount required to pay all Outstanding Commercial Paper Notes upon maturity.

          SECTION 22.  Entire Agreement.  This Agreement constitutes the entire
                       -----------------
understanding among the parties hereto with respect to the Depositary.

          SECTION 23.  Waiver of Set-Off.  The Depositary hereby waives and
                       ------------------
relinquishes any right it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of Finco therein or with respect to any right to payment from Finco, it being understood, however, that nothing contained in this Section 23 shall, or is intended to, derogate from the assignment and security interest granted to the Agent under the Collateral Agreement or impair any rights of the Holders, the Depositary or the Agent thereunder.

          SECTION 24.  Additional Notice.  Finco shall give prompt written
                       ------------------
notice to each Rating Agency if it is required to make a payment hereunder to the Depositary with respect to increased costs of the Depositary or indemnification obligations to the Depositary.

          SECTION 25.  Collateral Agreement.  Without limiting the
                       ---------------------
authorizations otherwise set forth in this Agreement, each Holder, by its purchase of a Commercial Paper Note, hereby authorizes you in your capacity as Depositary hereunder to execute and deliver the Collateral Agreement, as Depositary and on behalf of each such Holder.

          If the foregoing is acceptable to you, please indicate your agreement therewith by signing this or a duplicate counterpart of this Agreement in the space provided below, and returning this or such duplicate signed counterpart to Finco, whereupon this letter will become a binding agreement between us and you.

                              FCTR, INC.,

                              by
                                /s/ Steven R. Davison
                              ------------------------------------
                              Name:  Steven R. Davison
                              Title:  Vice President and Treasurer

Consented to:

CITIBANK, N.A., as
 Depositary

 by
   /s/ Jenny Cheng
  --------------------------------
  Name:  Jenny Cheng
  Title:  Assistant Vice President